Exhibit 99.07
Southern Company
Financial Overview
(In Millions of Dollars)

	Three Months Ended March
	2013	2012	% Change
Consolidated –
Operating Revenues	$3,897	$3,604	8.1%
Earnings Before Income Taxes	128	584	(78.1)%
Net Income Available to Common	81	368	(78.0)%

Alabama Power –
Operating Revenues	$1,308	$1,216	7.6%
Earnings Before Income Taxes	248	220	12.7%
Net Income Available to Common	141	126	11.9%

Georgia Power –
Operating Revenues	$1,882	$1,745	7.9%
Earnings Before Income Taxes	325	263	23.6%
Net Income Available to Common	197	167	18.0%

Gulf Power –
Operating Revenues	$326	$316	3.2%
Earnings Before Income Taxes	37	34	10.2%
Net Income Available to Common	22	21	5.4%

Mississippi Power –
Operating Revenues	$246	$229	7.5%
Earnings Before Income Taxes	(493)	34	N/M
Net Income Available to Common	(294)	25	N/M

Southern Power –
Operating Revenues	$303	$254	19.4%
Earnings Before Income Taxes	44	43	3.0%
Net Income Available to Common	29	29	(0.4)%

N/M - not meaningful

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.